UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2012

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 49 No. 51-11 Suite 402, Copacabana, Antioquia Colombia	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +57 (4) 461-6154

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Purchase Agreement

On June 6, 2012, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Asher Enterprises, Inc., a Delaware corporation (“Asher”), relating to the issuance and sale to Asher of an unsecured convertible promissory note (the “Note”) in a private transaction (the “Transaction”) with a principal amount of $27,500.  On July 2, 2012, the Company received net proceeds of $25,000 from the Transaction, which will provide the Company with cash to help meet its short-term obligations. The Purchase Agreement includes customary representations, warranties and covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Promissory Note

In connection with the Transaction, the Company issued Asher the Note. Interest on the Note accrues at a rate of 8% annually and is to be paid with principal in full on the maturity date of March 6, 2013. The principal amount of the Note together with interest may be converted into shares of the Company's common stock, par value $0.00001 (“Common Stock”), at the option of the Asher at a conversion price equal to fifty-eight percent (58%) of the Market Price (as defined in the Note) for the Common Stock during the ten trading days prior to the conversion.

The Note contains a “blocker” provision limiting the number of shares of Common Stock into which the Note is convertible to 4.99% of the outstanding shares of the Company’s Common Stock. However, the blocker provision in the Note may be waived by Asher upon 61-days’ prior notice.

The Company has a right of prepayment of the Note anytime from the date of the Note until one hundred eighty (180) days thereafter, subject to a prepayment penalty in the amount of 140% to 150% of the outstanding principal and interest of the Note based on the date of prepayment.

The Note provides for customary events of default such as failing to timely make payment under the Note when due.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Form of Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02       Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, the Company issued a Note to Asher in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Asher is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The sale of the Note did not involve a public offering and was made without general solicitation or general advertising. Asher represented that it was an accredited investor and was acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the Notes nor the underlying shares of Common Stock issuable upon the conversion of the Note have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

4.1	Convertible Promissory Note

10.1	Securities Purchase Agreement, dated June 6, 2012, between the Company and Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 6, 2012

First Colombia Gold Corp.

By:	/s/ Piero Sutti-Keyser
Name:	Piero Sutti-Keyser
Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Convertible Promissory Note

10.1	Securities Purchase Agreement, dated June 6, 2012, between the Company and Asher Enterprises, Inc.